BCS/CD-510 (Rev. 05/10)

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
SEP 2 8 2011	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Corporation Service Company

Address
1201 Hays Street

City / State / ZIP Code
Tallahassee, FL 32301

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

EFFECTIVE DATE:

RESTATED ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1. The present name of the corporation is:
   MLS Group of Companies, Inc.
2. The identification number assigned by the Bureau is: 405852
3. All former names of the corporation are:
   MLS National Medical Evaluation Services, Inc.; Medicolegal National I.M.E. Services, Inc.
4. The date of filing the original Articles of Incorporation was: 7/5/96

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:

MLS Group of Companies, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed are:

To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized shares:

Common Shares 60,000 Preferred shares 0

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

N/A

ARTICLE IV

1. The name of the resident agent: CSC-Lawyers Incorporating Service (Company)

2. The address of the registered office is:

601 Abbot Road (Street Address), East Lansing (City), Michigan 48823 (ZIP Code)

3. The mailing address of the registered office, if different than above:

(Street Address or P.O. Box) (City), Michigan (ZIP Code)

ARTICLEV (Optional. Delete if not applicable

ARTICLE VI (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder who signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3).

ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

See attached.

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). **DO NOT COMPLETE BOTH.**

a. ☐ These Restated Articles of Incorporation were duly adopted on the ______________ day of ______________, ______________, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

Signed this ______________ day of ______________, ______________.

______________________________ ______________________________

______________________________ ______________________________

(Signatures of Incorporators; Type or Print Name Under Each Signature)

b. ☒ These Restated Articles of Incorporation were duly adopted on the 28th day of September, 2011, in accordance with the provisions of Section 642 of the Act: (check one of the following)

☐ by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

☐ by the shareholders at a meeting in accordance with section 611(3) of the Act.

☐ were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☒ were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

Signed this ______________ day of September, 2011

By [signature]
(Signature of an authorized officer or agent)

Clare Arguedas
(Type or Print Name)

No director shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability thereof is not permitted under the Business Corporation Act of Michigan as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The corporation shall, to the fullest extent permitted by Business Corporation Act of Michigan, indemnify its officers and members of the board of directors and may, if authorized by the board of directors, indemnify its employees and agents and any and all persons whom it shall have the power to indemnify against any and all expenses, liabilities or other matters (including expenses incurred in prosecuting and indemnification actions).